EXHIBIT 32

The undersigned Chairman of the Board, President and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, that:

(1)the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) which this statement accompanies, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Date: February 15, 2024

/s/ Noel R. Wallace
Noel R. Wallace
Chairman of the Board, President and
Chief Executive Officer

/s/ Stanley J. Sutula III
Stanley J. Sutula III
Chief Financial Officer

A signed original of this written statement has been provided to Colgate-Palmolive Company and will be retained by Colgate-Palmolive Company and furnished to the Securities and Exchange Commission or its staff upon request.